QUERYOBJECT SYSTEMS CORPORATION                                EXHIBIT  11.1

Computation of Net Loss Per Share

                                                 Three months ended June 30, 1998                  Six months ended June 30, 1998
                                                  umber of                      Weighted      Number of                    Weighted
                                                   Common               Days    Average       Common            Days       Average
                                                  Shares           Outstanding  Shares        Shares         Outstanding   Shares

Common stock outstanding at January 1, 1998       5,110,605             91      5,110,605     5,110,605           181     5,110,605
      Excercise of common stock options               1,875             91          1,875         1,875           167         1,730
                    "                                 2,118             91          2,118         2,118           166         1,942
                    "                                 4,584             91          4,584         4,584           138         3,495
                    "                                   625             91            625           625           123           425
                    "                                   365             91            365           365           104           210
                    "                                 1,250             25            347         1,250            25           173

Weighted average shares used in per share                                       5,120,519                                 5,118,580
      computation                                                             -----------                               -----------

Net loss for the period                                                       $(2,092,411)                              $(4,327,994)
                                                                              -----------                               -----------

Net loss per common share                                                     $     (0.41)                              $     (0.85)
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                                                   Three months ended June 30, 1999               Six months ended June 30, 1999
                                                  umber of                         Weighted     Number of                   Weighted
                                                  Common               Days        Average       Common          Days        Average
                                                   Shares          Outstanding     Shares        Shares      Outstanding     Shares

Common stock outstanding at January 1, 1999       5,122,985             91      5,122,985     5,122,985           181     5,122,985
      Conversion of preferred stock into common      40,000             91         40,000        40,000           134        29,613
      Warrant exercise                              480,000             91        480,000       480,000           127       336,796
      Conversion of preferred stock into common     198,000             91        198,000       198,000           126       137,834
      Warrant exercise                               15,000             91         15,000        15,000           126        10,442
                    "                                67,500             91         67,500        67,500           125        46,616
                    "                                22,500             91         22,500        22,500           122        15,166
                    "                                10,000             91         10,000        10,000           121         6,685
      Conversion of preferred stock into common      25,000             91         25,000        25,000           120        16,575
      Warrant excercise                              25,000             91         25,000        25,000           118        16,298
                    "                                31,250             91         31,250        31,250           115        19,855
                    "                                31,250             91         31,250        31,250           111        19,164
      Conversion of preferred stock into common      12,500             84         11,538        12,500            84         5,801
      Warrant exercise                               20,000             68         14,945        20,000            68         7,514
      Conversion of preferred stock into common      10,000             65          7,143        10,000            65         3,591
      Warrant exercise                              155,000             64        109,011       155,000            64        54,807
      Conversion of preferred stock into common      25,000             64         17,582        25,000            64         8,840
      Warrant excercise                              30,000             63         20,769        30,000            63        10,442
      Conversion of preferred stock into common     102,000             62         69,495       102,000            62        34,939
      Warrant excercise                              30,000             61         20,110        30,000            61        10,110
                    "                                86,000             58         54,813        86,000            58        27,558
                    "                                20,000             50         10,989        20,000            50         5,525
                    "                                10,000             48          5,275        10,000            48         2,652
                    "                                 4,600             44          2,224         4,600            44         1,118
                    "                                27,400             36         10,840        27,400            36         5,450
                    "                                32,312             35         12,428        32,312            35         6,248
                    "                                43,200             34         16,141        43,200            34         8,115
                    "                                30,000             29          9,560        30,000            29         4,807
                    "                                 2,500             26            714         2,500            26           359
                    "                                 5,000             22          1,209         5,000            22           608
                    "                                27,000             12          3,560         27000            12         1,790
                    "                                25,000              2            549         25000             2           276

Weighted average shares used in per share computation                           6,467,380                                 5,978,579

Net loss for the period                                                       $(1,535,320)                              $(3,252,857)
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Net loss per common share                                                     $     (0.24)                              $     (0.54)
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